Exhibit 5.1

January 8, 2020

Atossa Therapeutics, Inc.

107 Spring Street

Seattle, Washington 98104

Re:	Atossa Therapeutics, Inc. Registration Statement on Form S-3 (File No. 333-248555)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-248555, as amended (the “Registration Statement”), of Atossa Therapeutics, Inc. a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of units consisting of an aggregate of 23,850,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.18 per share (the “Common Stock”) and warrants (the “Warrants”) convertible into 17,887,500 shares of common stock (the “Warrant Shares”) pursuant to this prospectus supplement and the accompanying prospectus.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Common Shares included in the Units when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; and (iii) the Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

January 8, 2020

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP